Exhibit 16.1
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                   MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                888 SEVETH AVENUE
                               NEW YORK, NY 10106
                                    ---------
                               TEL: (212) 757-8400
                               FAX: (212) 757-6124




Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We have read and agree with the comments in Item 4 of Form 8-K of Diamond Entertainment, Inc. dated August 8, 2002.



                                /s/ Merdinger, Fruchter, Rosen & Company, P.C.
                                ----------------------------------------------
                                MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                Certified Public Accountants



New York, New York
August 15, 2002